EXHIBIT 99.1

Press Release

investors@aquaventure.com

Investors Hotline: 855-278-WAAS (9227)

FOR IMMEDIATE RELEASE

November 1, 2018

AquaVenture Holdings Announces Executive Transition

Additional Leadership Promotions Announced

(Tampa, Fla.)  – AquaVenture Holdings Limited (NYSE: WAAS) ("AquaVenture" or the "Company"), a leader in Water-as-a-Service™ ("WAAS™") today announced executive team changes that represent the culmination of a planned succession led by our founder CEO to the next generation of leadership. The following changes capitalize on the strength of the Company’s executive team, while ensuring continuity during the transition:

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Douglas Brown will step down from his role as Chief Executive Officer of AquaVenture Holdings and Seven Seas Water effective at the end of 2018. Mr. Brown will remain as Chairman of the Board of Directors. In addition, Mr. Brown will continue to serve in a full-time capacity, focusing on contributing to the execution of our M&A efforts.

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Anthony Ibarguen will be promoted to the role of Chief Executive Officer and President of AquaVenture Holdings effective January 1, 2019. Mr. Ibarguen has held the role of President since 2014 and he will remain on the Company’s Board of Directors. Mr. Ibarguen will also retain the role of Chief Executive Officer at Quench, which he has held since 2010.

•	Lee Muller will continue in his role as Chief Financial Officer of AquaVenture Holdings and Seven Seas Water.

“It is with complete confidence that I transition the role of Chief Executive Officer to Tony.  He has been a key architect of AquaVenture’s corporate strategy and there is no one more capable and qualified to take the helm of the company,” said Mr. Brown. “Because of his integral involvement in leading the business to date, he is well-positioned to continue the execution of our strategy, which has resulted in consistently strong financial and operational performance.”

Mr. Ibarguen has more than 25 years of experience in senior executive leadership positions at both private and publicly-traded companies and serves on the Board of Directors of Insight Enterprises (Nasdaq: NSIT) and of the Federal Reserve Bank of Philadelphia. Mr. Ibarguen holds degrees from Boston College and Harvard Business School.

“It is an honor to have the opportunity to build on the achievements under Doug’s leadership over the past twelve years, and I appreciate the Board’s support as we advance into this next chapter of AquaVenture’s story,” said Mr. Ibarguen.  “It is a tribute to Doug’s legacy that we have built a deep and experienced leadership team ready to step

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up and continue to achieve our strategic goals of delivering dynamic growth and great returns for our shareholders, a safe and engaging place to work for our employees, and a valuable service to our customers and to society.”

Additional Promotions

The Company also announced the following promotions within its Seven Seas Water operating platform, which are effective January 1, 2019:

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Olaf Krohg will be promoted to Chief Executive Officer of Seven Seas Water. Mr. Krohg has been with the Company since 2016. He spent ten years as the CEO of two Boston-area technology companies and is a former Partner at Advent International.  He holds degrees from Boston University and Harvard Business School.

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Frederick Hung will be promoted to President of Seven Seas Water.  Mr. Hung has been with Seven Seas Water for more than 20 years, and was a co-founder of Seven Seas Water, U.S. Virgin Islands, which was AquaVenture’s first acquisition in 2007.

“I am pleased to announce these promotions as Olaf and Fred have been key contributors in the financial and operational success of Seven Seas Water,” said Mr. Ibarguen. “Their continued leadership will keep us focused on executing our M&A growth strategy, while capitalizing on our operational expertise.”

About AquaVenture

AquaVenture is a multinational provider of WAAS™ solutions that provide customers a reliable and cost-effective source of clean drinking and process water primarily under long-term contracts that minimize capital investment by the customer. AquaVenture is composed of two operating platforms: Quench, a leading provider of filtered water systems and related services with over 125,000 units installed at institutional and commercial customer locations across the U.S. and Canada; and Seven Seas Water, a multinational provider of desalination and wastewater treatment solutions, providing more than 8.5 billion gallons of potable, high purity industrial grade and ultra-pure water per year to governmental, municipal, industrial and hospitality customers.

Safe Harbor Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the expected roles, anticipated timing, and potential terms of the continued employment of Messrs. Douglas Brown and Anthony Ibarguen with the Company constitute forward-looking statements. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in AquaVenture's filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, AquaVenture's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. AquaVenture is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.